                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in (i) Registration Statements No. 333-78139 and 333-92997 of Prosperity Bancshares, Inc. on Form S-8, (ii) Registration Statement No. 333-93857 of Prosperity Bancshares, Inc. on Form S-3 and (iii) Registration Statement No. 333-52342 of Prosperity Bancshares, Inc. on Form S-4 our report dated February 9, 2001, appearing in this Annual Report on Form 10-K of Prosperity Bancshares, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

Houston, Texas
February 22, 2001